Exhibit 99.1

Vernal Capital Acquisition Corp. Announces the Separate Trading of its Ordinary Shares and Rights Commencing May 19, 2026

New York, May 14, 2026– Vernal Capital Acquisition Corp. (NYSE: VECAU) (the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced that holders of the Company’s units may elect to separately trade the ordinary shares and rights included in its units commencing on or about May 19, 2026.

The ordinary shares and rights will trade on the New York Stock Exchange under the symbols “VECA” and “VECAR,” respectively. Units not separated will continue to trade on the New York Stock Exchange under the symbol “VECAU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and rights.

About Vernal Capital Acquisition Corp.

Vernal Capital Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Binghan Yi

Chief Financial Officer

binghan@vernal.com

www.vernalspac.com